PROSPECTUS SUPPLEMENT                       FILED PURSUANT TO RULE NO. 424(b)(3)
(To Prospectus dated September 4, 2001)               REGISTRATION NO. 333-63924



                                   [LOGO] (SM)


                         300,000,000 Depositary Receipts
                          CP HOLDRSsm Deposit Facility

                  This prospectus supplement supplements information contained in the prospectus dated September 4, 2001, relating to the sale of up to 300,000,000 depositary receipts by the CP HOLDRSsm Deposit Facility.

                  The name, ticker symbol, share amounts and primary trading market of each company represented by a round-lot of 100 CP HOLDRS is as follows:

                                                                                     Share         Primary
                              Name of Company                         Ticker        Amounts    Trading Market
           -----------------------------------------                  ------        -------    --------------
           PanCanadian Energy Corporation                              PCX           68.4           NYSE
           Fording Inc.                                                FDG           16.6           NYSE
           CP Ships Limited                                            TEU            25            NYSE
           Canadian Pacific Railway Company                             CP            50            NYSE
           Fairmont Hotels and Resorts Inc.                            FHR            25            NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.








               The date of this prospectus supplement is December 31, 2001.

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